                                                                    EXHIBIT 10.2




                         MORTGAGE WAREHOUSING AGREEMENT
                             MICHIGAN NATIONAL BANK
                                       AND
                      ROCK HOME LOANS AT MICHIGAN NATIONAL
                                  APRIL 8, 1999

         THIS MORTGAGE WAREHOUSING AGREEMENT is made and entered into as of this 8th day of April, 1999, by and between Michigan National Bank, a national banking association ("Bank"), and Rock Home Loans at Michigan National, L.L.C., a Michigan limited liability company ("Borrower").

                                   WITNESSETH

         WHEREAS, Bank and Borrower desire to enter into an agreement under which Bank will extend credit to Borrower to finance the origination and sale of Mortgage Warehousing Loans (as defined below); and

         WHEREAS, Bank and Borrower desire to establish the terms and conditions for such financing by Bank of Mortgage Warehousing Loans.

         NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, Bank and Borrower agree as follows:

1.       DEFINITIONS.

         1.01 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Paragraph shall have the meanings assigned to them in this Paragraph and include the plural as well as the singular.

         1.02 The terms which follow have the meanings herein ascribed to them:

         Accumulated Funding Deficiency means a funding deficiency described in
Section 302 of ERISA.

         Advance means each separate advance of the Loan made hereunder from time to time.

         Affiliate means, as to any Person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. "Control" as used herein means the power to direct the management and policies of such Person.

         Aged Mortgage Loan means a Mortgage Loan (i) which would be an Eligible Mortgage Loan except for noncompliance with subsections (d) and/or (q) of the definition of Eligible Mortgage Loan, or (ii) which would be a Second Mortgage Loan except for noncompliance with subsection (c) of the definition of Second Mortgage Loan, and (iii) has not been included in the Borrowing Base for more than two hundred seventy (270) days, and (iv) upon which no payment is more than one hundred twenty (120) days past the payment due date set forth in the underlying promissory note and deed of trust or mortgage, and no foreclosure proceedings have been instituted.

         Aged Mortgage Loan Advance means an Advance against the Borrowing Base value of Aged Mortgage Loans.

         Agreement means this Agreement as executed as of the date first above written or, if amended or supplemented as herein provided, as so amended or supplemented.

         Bailee Letter means a letter in the form of Exhibit 9 attached to the Custodial Agreement.

         Borrower's Property in Possession of Collateral Custodian or Bank means goods, securities, stocks, bonds, notes, instruments, documents, policies and certificates of insurance, deposits, money or other property now owned or later acquired by Borrower or in which Borrower now has or later acquires an interest and which are now or later in the possession of Collateral Custodian or Bank, or as to which Collateral Custodian or Bank now or later control possession by documents or otherwise. Borrowing Base means:

         (a) For Conforming Mortgage Loan Advances which are Committed Mortgage Loans, ninety-nine percent (99%) of the lesser of (i) the principal amount of, or (ii) the Committed Purchase

Price (if applicable) for, (A) all Committed Mortgage Loans in Collateral Custodian's possession, and (B) all Committed Pre-warehouse Loans, plus

         (b) For Conforming Mortgage Loan Advances which are Uncommitted Mortgage Loan Advances, the lesser of (i) ninety-five percent (95%) of the principal amount or Cost (if applicable), whichever is less, of (A) all Uncommitted Mortgage Loans in Collateral Custodian's possession, and (B) all Uncommitted Pre-warehouse Loans, or (ii) Five Hundred Thousand Dollars ($500,000.00), plus

         (c) For Non-Conforming Mortgage Loan Advances which are Committed Mortgage Loans, the lesser of (i) ninety-eight percent (98%) of the lesser of
(A) the principal amount of each Non-Conforming Mortgage Loan, or (B) the Committed Purchase Price based on a commitment from Rock financial Corporation or other Investor, or (ii) Five Million Dollars ($5,000,000), plus

         (d) For Second Mortgage Loan Advances which are Committed Mortgage Loans, the lesser of:

             (i) all Second Mortgage Loans, ninety-five per cent (95%) of the lesser of (1) the principal amount of each Second Mortgage Loan, or (2) the Committed Purchase Price based on a commitment from Rock Financial Corporation or other Investor for each such Second Mortgage Loan, or

             (ii) Five Hundred Thousand Dollars ($500,000), plus

         (e) For Aged Mortgage Loan Advances, the lesser of

             (i)(a) with respect to all Aged Mortgage Loans upon which any payment is sixty (60) days or more past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage), eighty percent (80%) of the lesser of (1) the principal amount of such Aged

                      Mortgage Loan, or (2) if said Aged Mortgage Loan meets all FNMA, FHLMC, FHA, VA or MSHDA conditions for purchase at the time made, the Market Value for, each such Aged Mortgage Loan, plus

                (b) with respect to all Aged Mortgage Loans upon which any payment thereunder is less than sixty (60) days past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage), ninety percent (90%) of the lesser of (1) the principal amount of such Aged Mortgage Loan, or
                      (2) if said Aged Mortgage Loan meets all FNMA, FHLMC, FHA, VA or MSHDA conditions for purchase at the time made, the Market Value for, each such Aged Mortgage Loan, or

             (ii) Five Hundred Thousand Dollars ($500,000), provided,
                  however, that the principal amount of all Pre-warehouse Loans included in the Borrowing Base shall not exceed $1,000,000, and provided that no Unfunded Drafts may be used to calculate the Borrowing Base.

         Borrowing Base Certificate means a certificate in form satisfactory to Bank showing a calculation of the Borrowing Base as of a certain date.

         Borrowing Base Report means a report prepared by Collateral Custodian which summarizes the contents of the Borrowing Base, in form satisfactory to Bank.

         Collateral means Mortgage Loans, Mortgage Notes, Mortgages and all other documents, property rights, proceeds and payments relating to (a) Mortgage Loans which secure the Loan; and (b) all other collateral of Borrower hereinafter described in Section 3.01.01 of this Agreement, and/or from time to time deposited with, delivered or to be delivered to or held by Collateral Custodian pursuant to this Agreement and under the terms of the Custodial Agreement, and the proceeds thereof in each case, whether now or hereafter arising.

         Collateral Custodian means Comerica Bank, a Michigan banking corporation, pursuant to the terms of the Custodial Agreement.

         Committed Mortgage Loan means an Eligible Mortgage Loan as to which Collateral Custodian has received a Take-Out Commitment.

         Committed Mortgage Loan Advance means an Advance against the Borrowing Base value of Committed Mortgage Loans.

         Committed Pre-warehouse Loan means a Pre-warehouse Loan as to which Collateral Custodian has received a Take-Out Commitment.

         Committed Purchase Price means, with respect to a Mortgage Loan, the price at which the Investor under the applicable Take-Out Commitment has agreed to purchase said Mortgage Loan (less any fees or other compensation due Investor).

         Conforming Mortgage Loan shall be an Eligible Mortgage Loan or Pre-warehouse Loan which: (1) meets all FNMA or FHLMC conditions for purchase at the time made, except for conditions regarding the loan amount in the case of Jumbo Loans and Super Jumbo Loans; or, (2) which meets all agency guidelines for a FHA, VA or MSHDA Mortgage Loan (as applicable); or,(3) is a Mortgage Loan for which Bank has issued a Take-Out Commitment.

         Conforming Mortgage Loan Advance means an Advance against the Borrowing Base value of Conforming Mortgage Loans.

         Cost means the acquisition price of a Mortgage Loan, net of discount points and fees associated with yield.

         Current Assets means, as of any applicable date of determination, all assets of a person that should be classified as current in accordance with GAAP, including without limitation cash, non-affiliated customer receivables, United States government securities, claims against the United States government, and inventories, but excluding:

         (a) Investments or securities in any corporation not listed on the New York Stock Exchange, NASDAQ National Market or the American Stock Exchange;

         (b) Investments or securities in any limited liability company, partnership, limited partnership, joint venture or other business venture or legal entity;

         (c) Investments or securities in any options or derivatives;

         (d) Investments or securities in any corporation to the extent to which the cost basis of Borrower's securities exceeds twenty-five percent (25%) of the Tangible Net Worth of Borrower as calculated without the inclusion of such investments or securities; and

         (e) Investments or securities in any corporation in which Borrower owns in excess of a four percent (4%) ownership interest.

         Current Liabilities means, as of any applicable date of determination, all liabilities of a person that should be classified as current in accordance with GAAP, including without limitation any portion of the principal of the Note classified as current.

         Current Ratio means Current Assets divided by Current Liabilities.

         Custodial Agreement means the Custodial Agreement by and among Borrower, Bank, and Collateral Custodian dated April 8, 1999, as the same may be amended from time to time.

         DDA Account means Borrower's demand deposit account with Bank.

         Draft means a draft on Borrower's Restricted Account which is signed by the Borrower and presented to a title company or other closing agent for purpose of closing a Mortgage Loan.

         Eligible Mortgage Loan means a Mortgage Loan with respect to which each of the following statements shall be accurate and complete (and Borrower by including such Mortgage Loan in any computation of the Borrowing Base shall be deemed to so represent and warrant to the Collateral Custodian and the Bank as of the date of such computation):

         (a) Said Mortgage Loan is a binding and valid obligation of the obligor thereon, in full force and effect and enforceable in accordance with its terms.

         (b) Said Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of Borrower and all information set forth therein is true and correct.

         (c) Said Mortgage Loan is free of any default of any party thereto (including Borrower), other than as expressly permitted pursuant to subparagraph
(d) below, counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise.

         (d) No payment under said Mortgage Loan is more than fifty-nine (59) days past the payment due date set forth in the underlying promissory note and deed of trust (or mortgage).

         (e) Said Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect and is free of concessions or understandings with the obligor thereon of any kind not expressed in writing therein.

         (f) Said Mortgage Loan is in all respects in compliance with all applicable laws and regulations governing the same, including, without limitation, the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with said Mortgage Loan have been given and performed as required.

         (g) All advance payments and other deposits required to be paid on said Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by Borrower to the obligor and there have been no prepayments on account of said Mortgage Loan.

         (h) At all times, said Mortgage Loan will be free and clear of all liens, except in favor of Borrower and assigned to Bank.

         (i) The property covered by said Mortgage Loan is insured against loss or damage by fire, flood (when required by the Investor) and all other hazards normally included within standard extended coverage in accordance with the provisions of said Mortgage Loan with Borrower named as a loss payee thereon.

         (j) The property covered by said Mortgage Loan is free and clear of all liens, except (i) Borrower's first mortgage loan, (ii) liens for real estate taxes, special assessments and the like which are not delinquent, and (iii) liens which are subordinate to the lien of the Mortgage Loan.

         (k) As to those Mortgage Loans represented by Borrower to be covered by a Take-Out Commitment, the Take-Out Commitment is in full force and effect, and Borrower and the Mortgage Loan are in full compliance therewith.

         (l) The date of the underlying promissory note is no earlier than thirty (30) days prior to the date said Mortgage Loan is first included in the Borrowing Base and Collateral Custodian has received an advice from Borrower directing it to pay a Draft on said Mortgage Loan.

         (m) If said Mortgage Loan is FHA insured or VA guaranteed, such insurance or guaranty (or a binding commitment to issue such insurance or guaranty) is in full force and effect.

         (n) The improvements on the property consist of a completed one-to-four unit single family residence, including but not limited to a condominium, planned unit development or townhouse but excluding in any event a co-op.

         (o) There has been delivered to the Collateral Custodian the Required Documents or the Pre-warehouse Required Documents.

         (p) Said Mortgage Loan is not subject to any servicing arrangement with any person other than Borrower or Borrower's sub-servicer, nor are any servicing rights relating to said Mortgage Loan subject to any lien, claim, interest or negative pledge in favor of any person other than Collateral Custodian for and on behalf of Bank.

         (q) Said Mortgage Loan has not been included in the Borrowing Base for more than ninety (90) days.

         (r) Said Mortgage Loan has not previously been included in the Borrowing Base.

         (s) The Borrower has obtained an appraisal in connection with the origination of said Mortgage Loan which would satisfy all appraisal requirements for said Mortgage Loan if such had been originated by a federally insured depository institution; provided, however, that no such appraisal shall be required for a Second Mortgage Loan (i) where the Investor for such Second Mortgage Loan has issued a Take-Out Commitment therefor and has not required an appraisal for such Second Mortgage Loan, or (ii) with an original principal amount of less than $40,000.

         (t) If the Mortgage Loan has been sent to an Investor, not more than forty-five (45) days have elapsed from the date of delivery, unless the Mortgage Loan has been returned to the Collateral Custodian.

         (u) If the Mortgage Note or other Required Document has been released to Borrower, not more than ten (10) days shall have elapsed from the date of delivery to Borrower.

         (v) Super Jumbo Loans shall be Eligible Mortgage Loans only if a Take-Out Commitment exists for such loans.

         (w) Jumbo Loans shall be Eligible Mortgage Loans.

         ERISA means the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended, and the rules and regulations issued thereunder, as in effect from time to time.

         ERISA Affiliate means each trade or business, including Borrower, whether or not incorporated, that, together with Borrower would be treated as a single employer under Section 4001 of ERISA.

         Event of Default means an event or condition listed under Section 9.01 of this Agreement.

         FHA means the Federal Housing Administration and any successor thereto or to the functions thereof.

         FHA Mortgage Loans means Mortgage Loans within acceptable limits to and insured, or committed to be insured, by the FHA, and evidenced by instruments and documents which comply, and arising from a transaction which complies, in all respects, with the requirements of the FHA.

         FHLMC means the Federal Home Loan Mortgage Corporation and any successor thereto or to the functions thereof.

         FNMA means the Federal National Mortgage Association and any successor thereto or to the functions thereof.

         GAAP means generally accepted accounting principles consistently applied.

         GNMA means the Government National Mortgage Association and any successor thereto or to the functions thereof.

         Governmental Authority means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         Indebtedness means any and all sums, indebtedness and liabilities of any and every kind now owing or later to become due from Borrower to Bank under this Agreement or to Bank or Collateral Custodian under the terms of the Custodial Agreement, whether joint or several, contingent or absolute, now existing or later arising, and however created incurred, evidenced, acquired or arising, and any and all modifications, renewals or extensions of it.

         Investor means a bank, trust company, savings and loan association, pension fund, governmental authority, insurance company, institutional investor, investment brokerage firm, mortgage banker, or other entity, determined by Bank, in its sole discretion, to be acceptable. A list of approved Investors for Conforming Mortgage Loans, Non-Conforming Mortgage Loans and Second Mortgage Loans is attached hereto as Exhibit E, which list may be changed from time to time by Bank.

         Jumbo Loan means a Mortgage Loan which exceeds the maximum loan amount permitted by then current FNMA or FHLMC purchase guidelines but otherwise meets FHLMC or FNMA purchase criteria and does not exceed $750,000.

         Leverage Ratio means a fraction, determined as of the pertinent financial statement date, the numerator of which is the sum total of Borrower's outstanding Liabilities plus the unadvanced amount of the Loan and the denominator of which is Tangible Net Worth, all determined in accordance with GAAP.

         Liabilities means all indebtedness that, in accordance with generally accepted accounting principles consistently applied, should be classified as liabilities on a balance sheet of Borrower.

         Loan means a $50,000,000 mortgage warehouse facility which MNB shall advance subject to the terms and conditions of this Agreement.

         Loan Documents means this Agreement and all documents evidencing or securing the Loan.

         Market Value means an amount determined by Bank from time to time, in its sole discretion, to be the amount an Investor would pay to purchase a particular Mortgage Loan.

         Maximum Loan Amount means $50,000,000, subject to Section 12 hereof.

         Members' Equity means the following, as set forth in Borrower's balance sheet prepared in accordance with GAAP: (a) the par or stated value of all outstanding Member's interests; plus (b) capital surplus; plus (c) retained earnings; less (d) declared dividends not yet paid.

         Mortgage means a mortgage or a deed of trust on real estate, and securing a Mortgage Loan and also creating a valid first lien on the fee simple title to real estate referred therein subject only to

         (a) liens for taxes, not yet due and payable, special assessments or similar governmental charges not yet due and payable or still subject to payment without interest or penalty;

         (b) zoning restrictions, utility easements, covenants, or conditions and restrictions of record, which shall neither defeat nor render invalid such lien or the priority thereof, nor materially impair the marketability or value of such real estate, nor be violated by the existing improvements or the intended use thereof;

         (c) subordinate liens.

In the case of Second Mortgage Loans, subject only to a first mortgage and such other prior liens as may have been approved in writing by Bank.

         Mortgage Loan means a loan evidenced by a Mortgage Note and secured by a Mortgage covering a fee simple interest in residential (1- 4 unit single family) real property and all improvements located thereon located in the United States.

         Mortgage Note means a valid and binding note, bond or other evidence of indebtedness evidencing a Mortgage Loan and secured by a Mortgage, which

         (a) was executed by a bona fide third person who has capacity to contract;

         (b) matures in thirty (30) years or less; and

         (c) complies with any other terms as may be required in writing in advance of the closing date by Bank, from time to time.

         Mortgage Warehousing Advance means a Conforming Mortgage Loan Advance, a Non-Conforming Mortgage Loan Advance, a Committed Mortgage Loan Advance, an Uncommitted Mortgage Loan Advance, a Second Mortgage Loan Advance or an Aged Mortgage Loan Advance made in accordance with the terms of this Agreement.

         Mortgage Warehousing Loan means a Conforming Mortgage Loan, a NonConforming Mortgage Loan, a Committed Mortgage Loan, an Uncommitted Mortgage Loan, a Pre-warehouse Loan, a Second Mortgage Loan or an Aged Mortgage Loan.

         MSHDA means the Michigan State Housing Development Authority.

         Multiemployer Plan means a plan described in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

         Non-Conforming Mortgage Loan shall be a Mortgage Loan which (i) is a Committed Mortgage Loan or an Uncommitted Mortgage Loan, but which does not meet all FNMA or FHLMC conditions for purchase at the time made, (ii) at the time of origination had a principal balance that (A) did not exceed eighty percent (80%) of the appraised value of the real estate and improvements securing such Mortgage Loan unless private mortgage insurance was obtained covering such Mortgage Loan or the Investor did not require such insurance, or if such Mortgage Loan is an Uncommitted Mortgage Loan, an ordinary and prudent Investor would not require such insurance as determined by Bank, and (B) did not exceed ninety-five percent (95%) of such appraised value in any event, (iii) has a term of not more than thirty (30) years, (iv) if Collateral Custodian has received a Take-Out Commitment with respect to the Mortgage Loan identifying the Investor and the Committed Purchase Price, the Mortgage Loan meets all of the then current requirements for sale to an Investor purchasing such type of Mortgage Loan from Borrower, (v) has an outstanding principal balance of less than $600,000 on the date the Required Documents are delivered to Collateral Custodian (however, this limitation will not apply if Bank has issued a Take-Out Commitment for the Mortgage Loan), and
(vi) has not been included in the Borrowing Base for more than one hundred twenty (120) days.

         Non-Conforming Mortgage Loan Advance means an Advance against the Borrowing Base value of Non-Conforming Mortgage Loans.

         Note means the instrument described in Section 2.07 hereof, as it may be amended, restated, extended, replaced or renewed from time to time.

         Overnight-based Rate means a per annum interest rate equal to (i) in the case of Conforming Mortgage Loan Advances, 1.25% above the Overnight Rate,
(ii) in the case of Non-Conforming Mortgage Loan Advances, 1.625% above the Overnight Rate, (iii) in the case of Second Mortgage Loan Advances, 1.625% above the Overnight Rate, and (iv) in the case of Aged Mortgage Loan Advances, 3.5% above the Overnight Rate..

         Overnight Rate means, for any day, a per annum rate of interest determined by Bank, in its sole discretion, to be the prevailing overnight federal funds rate on such date. Changes in the overnight federal funds rate during any day after Bank has determined the prevailing overnight federal funds rate for that day shall not change the interest rate for that day.

         PBGC means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

         Person means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization or any governmental entity or body.

         Plan means any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of Borrower or any ERISA Affiliate and any such plan no longer maintained by Borrower or any of its ERISA Affiliates to which Borrower or any of its ERISA Affiliates has made or was required to make any contributions during the five (5) years preceding the date on which such plan ceased to be maintained.

         Potential Default means the occurrence of any event or condition which with the giving of notice or passage of time or both would constitute an Event of Default.

         Pre-warehouse Loan means a loan which (i) would be an Eligible Mortgage Loan or a Second Mortgage Loan, except that the Required Documents have not been delivered to Collateral Custodian, and (ii) has not been included in the Borrowing Base for more than five (5) business days.

         Pre-warehouse Required Documents means the documents referenced in
Section 2(a)(2) of the Custodial Agreement.

         Prohibited Transaction means any transaction described in Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA and any transaction described in Section 4975(c)(1) of the Code that is not exempt by reason of
Section 4975(c)(2) or Section 4975(d) of the Code, or the transitional rules of
Section 2003(c) of ERISA.

         Reportable Event means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, a cessation
of operations described in Section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under Section 401(a)(29) of the Code, or a failure to make a payment required by Section 412(m) of the Code and Section 302(e) of ERISA when due.

         Request for Advance means the form attached hereto as Exhibit D, or such other form as Collateral Custodian may require from time to time, filled in and executed by Borrower to the satisfaction of Collateral Custodian.

         Request for Pre-warehouse Advance and Security Agreement means the form attached as Exhibit 4 of the Custodial Agreement and referenced in Section 2(a)(2).

         Required Documents means all of the following:

         (a) An original mortgage note endorsed by the Borrower in blank showing a complete chain of endorsement from the original holder through the Borrower.

         (b) An original mortgage or deed of trust securing the above mortgage note. In lieu of a recorded document, the Collateral Custodian will accept a certified copy, including a copy certified by the Borrower to be a true and correct copy of the mortgage or deed of trust that has been duly delivered to the appropriate recording office, with a conformed recorded copy to follow as soon as the same is received by the Borrower.

         (c) An original assignment of the mortgage or deed of trust by the Borrower to the Bank in blank in recordable form and a certified copy of all intervening assignments of the related mortgage or deed of trust from the original holder, through any subsequent transferees to the Borrower, certified in each case by the records office or escrow or title company or the Borrower.

         (d) A copy of a commitment for issuance of a policy of title insurance insuring the mortgage or deed of trust as a first lien on the mortgaged premises for first lien Mortgage Loans or as a subordinate lien on the mortgaged premises for Second Mortgage Loans , written by a title company and in an amount not less than the amount of the related mortgage note and containing exceptions reasonably satisfactory to the Bank and an order to issue such policy. In lieu of a policy, the Bank and Collateral Custodian will accept a copy of a signed first lien letter for first lien Mortgage Loans or a copy of a subordinate lien letter for Second Mortgage Loans or a copy of a signed title commitment conforming to the foregoing requirements.

         (e) If applicable, a current, unused and unexpired whole loan commitment issued in favor of and held by the Borrower made by an approved investor, under which said approved investor agrees, prior to the expiration thereof, upon the satisfaction of certain terms and conditions therein, to purchase the subject Mortgage Loan at a specified price, which commitment is not subject to any term or condition which is not customary in commitments of like nature or which, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof.

         (f) Any other loan documents required by Bank.

         Restricted Account means a demand deposit account to be maintained with Collateral Custodian on Borrower's behalf, as to which Borrower shall not have the ability to write Drafts or withdraw funds, except for: Drafts to title companies; then to remit repayment of Loan principal to Bank, and then to disburse funds to the DDA account.

         Second Mortgage Loan means a Mortgage Loan which would be an Eligible Mortgage Loan except for noncompliance with the requirements of paragraphs (h) and (j) of the definition of Eligible Mortgage Loan, and with respect to which each of the following statements shall be accurate and complete (and Borrower by including such Mortgage Loan in any computation of the Borrowing Base shall be deemed to so represent and warrant to the Collateral Custodian and the Bank as of the date of such computation):

         (a) The property covered by said Mortgage Loan is free and clear of all liens except (i) a first mortgage loan, (ii) liens for real estate taxes, special assessments and the like which are not delinquent, (iii) liens which are subordinate to the lien of the Mortgage Loan, and (iv) liens which are superior to the lien of the Mortgage Loan, if all of the other conditions set forth herein are satisfied.

         (b) The principal amount of the Mortgage Loan does not exceed One Hundred Thousand Dollars ($100,000).

         (c) The Mortgage Loan has not been included in the Borrowing Base for more than sixty (60) days.

         (d) The Mortgage Loan is an allowable mortgage loan under the terms of the Joint Venture Agreement between Bank and Rock Financial Corporation dated February 19, 1999.

         Second Mortgage Loan Advance means an Advance against the Borrowing Base value of Second Mortgage Loans.

         Security Agreement means that certain Security Agreement by and between Borrower and Bank, dated as of the date hereof.

         Servicing Portfolio means, as of any date, the portfolio of Mortgage Loans with respect to which the Borrower has direct servicing rights.

         Subsidiary means a corporation of which fifty percent (50%) or more of the outstanding voting stock (except for directors' qualifying shares, if and to the extent required by law) is owned, at the time of determination, directly or indirectly, by Borrower.

         Super Jumbo Loan means a Mortgage Loan which would be a Jumbo Loan except that the amount thereof exceeds $750,000, but is less than $1,000,000, except as otherwise approved in writing by Bank or where Bank has issued a Take-Out Commitment.

         Take-Out Commitment means (i) an existing written commitment to Borrower in form and substance satisfactory to Bank from an Investor satisfactory to Bank, under the terms of which the such Investor agrees to purchase Mortgage Notes or a specific Mortgage Note, or (ii) a forward commitment to sell mortgage backed securities at a committed sales price will exist in amounts equal to or greater than the closed Mortgage Loans included in the Borrowing Base.

         Tangible Net Worth means, at any time, Stockholders' Equity determined in accordance with GAAP, less the sum of:

         (a) Any surplus resulting from any write-up of assets, except any such surplus which constitutes Members' Equity in accordance with GAAP;

         (b) Goodwill including any amounts, however designated on a balance sheet of the Borrower, representing the excess of the purchase price paid for assets or ownership acquired over the value assigned thereto on the books of the Borrower;

         (c) Patents, trademarks, trade names and copyrights;

         (d) Any amount at which ownership interest of the Members of Borrower appear as an asset on the Borrower's balance sheet;

         (e) Loans and advances to members, managers, employees or affiliated companies;

         (f) Deferred expenses; (g) Assets, the marketability, and/or liquidity value of which are not readily ascertainable, in Bank's sole discretion;

         (h) Investments or securities in any corporation not listed on the New York Stock Exchange, NASDAQ National Market or American Stock Exchange;

         (i) Investments or securities in any limited liability company, partnership, limited partnership, joint venture or other business venture or legal entity;

         (j) Investments or securities in any options or derivatives;

         (k) Investments or securities in any corporation to the extent to which the cost basis of Borrower's securities exceeds twenty-five percent (25%) of the Tangible Net Worth of Borrower as calculated without the inclusion of such investments or securities; and

         (1) Investments or securities in any corporation in which Borrower owns in excess of a four percent (4%) ownership interest.

         Trust Receipt means a receipt in the form of Exhibit 7 in the Custodial Agreement.

         Uncommitted Mortgage Loan means an Eligible Mortgage Loan as to which a Take-Out Commitment does not exist.

         Uncommitted Mortgage Loan Advance means an Advance against the Borrowing Base value of Uncommitted Mortgage Loans.

         Uncommitted Pre-warehouse Loan means a Pre-warehouse Loan as to which a Take-Out Commitment does not exist.

         Unfunded Draft means a Draft which has not been honored by Collateral Custodian.

         VA means the Veterans Administration and any successor thereto or to the functions thereof.

         VA Mortgage Loans means Mortgage Loans within acceptable limits to and guaranteed by the VA, and evidenced by instruments and documents which comply, and arising from a transaction which complies, in all respects, with the requirements of the VA.

         Working Capital means, as of any applicable date of determination, Current Assets less Current Liabilities.

2.       THE LOAN.

         2.01 The Loan. Subject to the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower such that the total Advances by Bank for then outstanding (taking into account any current request for an Advance), shall not exceed the lesser of the:
(1) Borrowing Base at such date, less the aggregate Advances then outstanding, or (2) $50,000,000.00.

         2.02 Request for Advance. Borrower shall deliver to Collateral Custodian and Bank a Request for Advance no later than 1:00 p.m. on the proposed funding date.

         2.03 Advances.

         (a) Subject to all of the terms and conditions of this Agreement, including but not limited to Sections 2.01 and 2.02, above, Bank will make requested Advances on the same business day that a Request for Advance is submitted to the Collateral Custodian. Bank's obligation to make Advances shall terminate immediately upon:

              (i)      the occurrence of an Event of Default,

              (ii) a Request for Advance, which if made, would result in Collateral Custodian exceeding the lesser of the Loan amount or the amount eligible under the Borrowing Base for Advance.

         (b) If a Draft is presented to Collateral Custodian for closing a Mortgage Warehouse Loan, Collateral Custodian shall be obligated to honor such Draft only if, (i) Borrower instructs Collateral Custodian to pay the Draft, and
(ii) by 2:00 p.m., Detroit, Michigan time, Collateral Custodian shall have received the Required Documents or the Pre-warehouse Required Documents for the Mortgage Loan to which such Draft relates, (iii) there are available funds in the Restricted Account to pay the Draft or funds will be available based upon a commitment by Bank to transfer funds, and (iv) the Collateral Custodian has not been advised of the occurrence of an Event of Default.

         2.04 Borrowing Base Conformity.

         (a) In support of its obligation to repay the Loan hereunder, Borrower shall cause to be maintained with Bank a Borrowing Base such that (i) the Borrowing Base is not less than, at any date, the sum of the aggregate outstanding principal amount of the Loan, and (ii) the Borrowing Base for Committed Mortgage Loan Advances, Uncommitted Mortgage Loan Advances, Conforming Mortgage Loan Advances, Non-Conforming Mortgage Loan Advances, Pre-Warehouse Loans, Second Mortgage Loan Advances and Aged Mortgage Loan Advances which are each not less than, at any date, the sum of the aggregate outstanding principal amounts of Committed Mortgage Loan Advances, Uncommitted Mortgage Loan Advances, Conforming Mortgage Loan Advances, Non-Conforming Mortgage Loan Advances, Pre-Warehouse Loans and Second Mortgage Loan Advances respectively.

         (b) Borrower shall make a principal payment on the Loan to Bank, on any day (i) in the amount by which the aggregate outstanding principal amount of the Loan exceeds the Borrowing Base, or (ii) in the amount by which the aggregate outstanding principal amount of Committed Mortgage Loan Advances, Uncommitted Mortgage Loan Advances, Conforming Mortgage Loan Advances, Non-Conforming Mortgage Loan Advances, Pre-Warehouse Loans, Second Mortgage Loan Advances, and Aged Mortgage Loan Advances exceeds the Borrowing Base for Committed Mortgage Loan Advances, Uncommitted Mortgage Loan Advances, Conforming Mortgage Loan Advances, Non-Conforming Mortgage Loan Advances, Pre-Warehouse Loans, Second Mortgage Loan Advances and Aged Mortgage Loan Advances respectively.

         (c) Provided Borrower is not then in default hereunder, in lieu of prepaying the Loan as required above, Borrower may deliver to the Collateral Custodian on such date additional Eligible Mortgage Loans such that the Borrowing Base, after giving effect to the inclusion of such Eligible

Mortgage Loans in the Borrowing Base, shall be in compliance with the requirements of (a) and (b) above.

         2.05 Payments. All payments made on account of the Loan shall be made without setoff or counterclaim in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever and must be received by Bank by 3:00 p.m. on the day of payment, it being expressly agreed and understood that if a payment is received after 3:00 p.m. by the Collateral Custodian, such payment will be considered to have been made on the next succeeding business day and interest thereon shall be payable at the then applicable rate until such date. The proceeds from the sale of Mortgage Loans securing the Loan shall be paid directly to the Restricted Account and applied against the Loan on a daily basis.

         2.06 Allocation of Payments Received. All amounts received by the Collateral Custodian on account of the Loan shall be disbursed by the Collateral Custodian to the Bank for application on the indebtedness due on the Loan.

         2.07 The Note. The Loan, which shall be in the form of a revolving credit, shall be evidenced by Borrower's promissory note to Bank in the maximum committed amount of the Loan (hereinafter called the "Note"), and shall be in form and content satisfactory to Bank. All terms of the Note are incorporated herein. The Note shall be dated the date of this Agreement, shall bear interest payable at the rate and in the manner provided for in Section 2.09 hereof, and shall evidence Advances of the Loan. Borrower agrees that the date and amount of each Advance on the Loan shall be as set forth in the books and records of Bank relating to such matters which shall be presumed accurate, but subject to verification and correction by Borrower within 30 days of Borrower's receipt of a statement.

         2.08 Use of Proceeds. The proceeds of the Loan shall be used by Borrower solely to finance its making of Mortgage Warehousing Loans pending sale thereof to Investors. Use of Loan proceeds for any other purpose, including but not limited to, the repurchase of loans purchased by an Investor and subsequently returned to Borrower, shall be an Event of Default under this Agreement.

         2.09 Rate of Interest. Borrower shall pay to Bank interest on the daily outstanding principal balance of the Loan at a per annum rate equal to the following:

         (a) For Conforming Mortgage Loan Advances, a variable rate of one and one quarter percent (1.25%) in excess of the Overnight-based Rate;

         (b) For Committed Nonconforming Mortgage Loan Advances, a variable rate of one and five eighths percent (1.625%) in excess of the Overnight-based rate;

         (c) For Second Mortgage Loan Advances, a variable rate of one and five eighths percent (1.625%) in excess of the Overnight-based Rate;

         (d) For Aged Mortgage Loan Advances, a variable rate of three and one-half percent (3.5%) in excess of the Overnight-based Rate.

In order to calculate the interest owed on the Loan, Collateral Custodian shall determine the daily outstandings for Conforming Mortgage Loan Advances, Non-Conforming Mortgage Loan Advances, Second Mortgage Loan Advances and Aged Mortgage Loan Advances using Collateral Custodian's and Bank's records. Which records shall be conclusive evidence thereof, absent manifest error. After demand or an Event of Default, and during the continuation thereof, the Advances shall bear interest, payable on demand, at a rate per annum equal to two percent (2%) above the otherwise applicable rate of interest. A late payment charge of five percent (5%) of each late payment may be charged on any payment not received by Bank within ten (10) calendar days after payment is due. Interest shall continue to accrue on the unpaid principal balance even if all sums due hereunder are accelerated and reduced to judgment.

         2.10 Automatic Charges to Borrower's Account. Interest shall be due and payable on the first day of each month at which date Bank may at its option direct charge Borrower's DDA Account for interest calculated as aforesaid on the daily outstanding principal balances for the preceding month.

         2.11 Banker's Year. All interest and fee calculations shall be based on a 360 day year for the actual days elapsed.

3.       COLLATERAL.

         3.01 The Indebtedness and Borrower's obligations hereunder and under the other Loan Documents shall be secured and supported by the following, all of which shall be in form and substance satisfactory to Bank:

              3.01.01 Security Agreements and financing statements in favor of the Bank creating (subject in the case of Mortgage Loans to delivery of the Note to Collateral Custodian following the 21-day period of automatic perfection) a first priority lien on the following:

                    1. All Mortgage Loans, now owned or hereafter acquired or originated by Borrower, including, without limitation, the promissory notes or other instruments or agreements evidencing the indebtedness of obligors thereon, all mortgages, deeds to secure debt, trust deeds and security agreements related thereto, all rights to payment thereunder, all rights in the properties securing payment of the indebtedness of the obligors thereon, all rights under documents related thereto, such as guaranties and insurance policies (issued by governmental agencies or otherwise), including, without limitation, mortgage and title insurance policies, fire and extended coverage insurance policies (including the right to any return premiums) and FHA insurance and VA guaranties, and all rights in cash deposits consisting of impounds, insurance premiums or other funds held on account thereof;

                    2. All rights of Borrower (but not its obligations) under all Take-Out Commitments, now existing or hereafter arising, covering any part of the Collateral, all rights to deliver Mortgage Loans to Investors and other purchasers pursuant thereto and all proceeds resulting from the disposition of such Collateral pursuant thereto;

                    3. All now existing and hereafter arising accounts, instruments, chattel paper, inventory, investment property and general intangibles constituting or arising in connection with any of the Collateral;

                    4. All now existing and hereafter acquired files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other books, records, information and data of the Borrower relating to the Collateral;

                    5. All insurance policies and guarantees relating to any of the Collateral;

                    6. All amounts in the DDA Account and Restricted Account and in any of Borrower's other operating accounts with Collateral Custodian or Bank;

                    7. Borrower's Property in Possession of Collateral Custodian or Bank;

                    8. All property substituted for any of the Collateral or for any part thereof; and

                    9.  All proceeds of all of the aforementioned.

4.       CONDITIONS OF LENDING.

         4.01 Documentation Required Prior to First Advance Only. Delivery by Borrower of each of the following to Bank shall be conditions precedent to the making of the first Advance:

              4.01.01 A duly executed copy of this Agreement, the Security Agreement and the Note.

              4.01.02 Duly executed copies of all financing statements and other documents, instruments and agreements, properly executed, deemed necessary or appropriate by Bank and the Collateral Custodian, in their reasonable discretion, to obtain for the Bank a perfected, first priority security interest in and lien upon the Collateral.

              4.01.03 Such credit applications, financial statements, authorizations and such information concerning the (financial and otherwise) condition of Borrower as any bank may reasonably request.

              4.01.04 Certified copies of a resolution of the Members of Borrower approving the execution and delivery of the Loan Documents to which such person is a party, the performance of the obligations thereunder and the consummation of the transactions contemplated thereby.

              4.01.05 A duly completed Borrowing Base Certificate dated as of the date of the first Advance hereunder.

              4.01.06 (i) A true, complete and correct copy of Borrower's Articles of Organization and all amendments thereto; (ii) a true, complete and correct copy of Borrower's Operating Agreement and all amendments thereto; (iii) a Certification by Borrower's authorized representative as to the incumbency and specimen signatures of each party executing this Agreement and any endorsements or assignments to be executed in the performance of this Agreement; (iv) a certificate issued by the Secretary of the State of Borrower's state of organization as to the good standing and continued existence of Borrower; (v) certificates of the appropriate officials of each state in which Borrower conducts business as to the qualification of the Borrower to transact business and its good standing and as a foreign corporation in said jurisdiction.

              4.01.07 Evidence of Borrower's receipt of FNMA seller approval certification.

         4.02 Delivery of Documents to Investor. For each Mortgage Loan which is the subject of an Advance, Borrower shall deliver the documents required by the Investor to the Collateral Custodian sufficiently in advance to allow delivery of those documents to the Investor within the time frame permitted by the applicable Take Out Commitment. Collateral Custodian shall deliver Mortgage Notes to Investors under a Transmittal Letter.

         4.03 Continuing Warranties. At the time any Advance is requested by Borrower, and as a precondition to the making of any Advance hereunder, no default by Borrower shall have occurred and be continuing, and no event shall have occurred which, with the lapse of time or notice or both, shall constitute such default; and Borrower shall have paid all interest, fees, charges and other amounts due and payable by Borrower hereunder.

         4.04 Other Requested Documents. Borrower shall deliver directly to Collateral Custodian any documents pertaining to each Mortgage Loan which Collateral Custodian reasonably specifically requests.

         4.05 Financing Statements. Borrower will execute one or more financing statements covering the Collateral pursuant to the Uniform Commercial Code, in form satisfactory to Bank, and will pay the cost of filing the same in all public offices.

         4.06 Limited Power of Attorney. Borrower hereby irrevocably makes, constitutes and appoints Collateral Custodian and Bank as its attorney-in-fact with full power of substitution for and on behalf and in the name of Borrower (which neither Bank nor Collateral Custodian is under any obligation to use) if an Event of Default has occurred hereunder to endorse any checks, instruments or other papers in Bank's or Collateral Custodian's possession representing payments on assigned Mortgage Notes and Mortgages or Take-Out Commitments to purchase Mortgage Notes and

Mortgages; to complete, execute, deliver and record any assignment or other document, including financing statements covering the Collateral; to endorse any Mortgage Note in the name of Borrower and do every other act or thing necessary or desirable to effect transfer of a Mortgage Note, Mortgage or any related Collateral and/or to protect the interest of Bank in the Collateral; to take all necessary and appropriate action in Borrower's name with respect to any Advances hereunder and servicing of Mortgage Notes and Mortgages or sale of Collateral under any Commitment; to take any and all action which Bank or Collateral Custodian deems appropriate to commence, prosecute, settle, discontinue, defend or otherwise dispose of any claim relating to any Commitment, insurance or guarantee, assigned Mortgage Note, Mortgage or other Collateral; and to sign Borrower's name whenever and wherever appropriate to the performance of this Agreement, including, but not limited to, whether or not Borrower is in default, execution in Borrower's name of any document necessary to perfect or protect Bank security interest granted hereunder. This appointment shall be deemed coupled with an interest but shall only extend to dealings with regard to the Collateral.

         4.07 Perfecting Bank's Lien. Borrower hereby agrees, upon Bank's or Collateral Custodian's request, to sign any additional documents which the Collateral Custodian or Bank, or any of their counsel, deems necessary to evidence or perfect the lien on any Collateral, or which may be required by GNMA, FNMA, FHLMC or other Investor in order to secure the Investor's acknowledgment and recognition of the lien on the Collateral.

5.       CONTINUING REPRESENTATIONS AND WARRANTIES.

         In order to induce Bank to enter into this Agreement and to make the Loan, Borrower warrants and represents that as of the date hereof and, at the time of the making of each Advance hereunder, that:

         5.01 Borrower's Organization. Borrower is a limited liability company duly organized and existing and in good standing under the laws of the place of its incorporation, and Borrower is qualified as a foreign limited liability company and in good standing in every other jurisdiction where its business or operations requires such qualification. The execution, delivery and performance of this Agreement, the Note and other documents required of Borrower have been duly authorized by all requisite action and will not violate the Articles of Organization or Operating Agreement of Borrower or any applicable statutes or regulations or any agreements or judgments to which Borrower is a party. This Agreement and the Note are valid and binding obligations of Borrower, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws or equitable principles affecting generally the enforcement of creditors, rights, and the consent or approval of governmental authorities or of third parties is not required for the validity of Borrower's obligations hereunder or thereunder or, if required, has been obtained; nor does this Agreement or the Note violate any applicable Federal, state or local law, rule or regulation relating to usury.

         5.02 Financial Statements. All financial statements and financial information heretofore delivered to Bank are true and correct in all material respects as of the date made. As of the date of this Agreement and as of the date of any borrowing hereunder, there has not been, nor does Borrower anticipate the occurrence of, any material change of an adverse nature sufficient to impair Borrower's ability to repay the Loan or to continue to conduct its business as it is being conducted on the date hereof. Borrower has no material contingent liabilities or unusual forward or long-term commitments which are not disclosed by or reserved against in said financial statements furnished to Bank or have not been disclosed to Bank in writing. At the date of this Agreement and at the date of each Advance requested by Borrower hereunder, Borrower warrants and reaffirms there are no material unrealized or anticipated losses from any commitments of the Borrower except as previously disclosed in writing to Bank.

         5.03 Authority. All requisite action for the authorization, execution and delivery by Borrower of this Agreement and the Note, and for the assigning and endorsing by Borrower of the Collateral as provided for hereunder, has been duly taken and has not been rescinded.

         5.04 Title to Collateral. Borrower is or will be the legal and beneficial owner (subject only to potential claims of an Investor arising solely out of a Take-Out Commitment) of the Mortgage Loans and the Collateral at the time pledged, free and clear of all adverse security interests, liens and encumbrances, and has the right to assign the same to Collateral Custodian for the benefit of the Bank as contemplated by the Agreement.

         5.05 Compliance with Laws of Applicable Jurisdiction. Borrower is fully familiar with the requirements of the laws of the applicable jurisdiction(s) from which all Mortgage Loans assigned as Collateral hereunder originate and all Mortgage Loans assigned as Collateral hereunder have been made in strict compliance with the provisions of any act, law or regulation which governs lending practices enacted by the applicable jurisdiction.

         5.06 Borrower's Locations. The address of Borrower set forth above in this Agreement is its chief executive office; and the addresses indicated on Exhibit A, if any, attached hereto are all of the Borrower's offices or locations.

         5.07 No Subsidiaries. Borrower has no Subsidiaries other than those designated and described in writing to Bank on or prior to the date hereof.

         5.08 No Default. Borrower has no knowledge of any default under any material term or provision of any agreement to which it is a party or by which it is bound or to which any of its property is subject, which default would have a material adverse effect on Borrower's creditworthiness.

         5.09 Outstanding Judicial Proceedings. Except as disclosed on Exhibit F hereto, there are no outstanding criminal proceedings pending or threatened, or judgments, actions or proceedings pending or threatened before any court or governmental authority, bureau or agency, with respect to or affecting the Borrower wherein damages alleged or owed exceed $100,000.00, nor are there any such actions or proceedings in which Borrower is a plaintiff or complainant (excepting routine foreclosures) wherein damages alleged exceed the sum of $100,000.00.

         5.10 Accuracy of Submitted Information; No Material Omissions. No financial statements, nor any certificate, opinion or any other statement made or furnished to Collateral Custodian or Bank by or on behalf of the Borrower in connection with this Agreement or the transaction contemplated herein, contains any untrue statement of a material fact, or omits a material fact necessary in order to make the statements contained therein or herein not misleading.

         5.11 Loan Not Usurious. The Loan as contemplated herein is not usurious.

         5.12 Title to Assets. Borrower has good and marketable title to all property and assets reflected in the financial statements referred to in Section
5.02 hereof, except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof and property subject to a capital lease made in the ordinary course of business. Borrower does not have outstanding liens on any of its property or assets, and is not a party to any security agreements or title retention agreements whether in the form of leases or otherwise, of any personal property, except as permitted under Section 7.02 hereof.

         5.13 Taxes. Borrower and each of its Subsidiaries, if any, have filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on such returns, or on any assessments made against them or any of their property, other than taxes and assessments that are being contested in good faith by appropriate proceedings and as to which the Borrower or such Subsidiary has established adequate reserves in conformance with GAAP.

         5.14 Investment Company Act. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.15 ERISA.

              (a) No Prohibited Transactions, Accumulated Funding
Deficiencies, withdrawals from Multiemployer Plans, or Reportable Events have occurred with respect to any Plans or Multiemployer Plans that, in the aggregate, could subject Borrower to any material tax, penalty or other liability where such tax, penalty, or liability is not covered in full, for the benefit of Borrower or such Subsidiary, by insurance;

              (b) no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated under Section 4041 of ERISA, nor has the PBGC instituted proceedings to terminate, or appointed a trustee to administer, a Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

              (c) the present value of all benefits liabilities [as defined in Section 4001(a)(16) of ERISA] under all Plans (based on the actuarial assumptions used to fund the Plans) does not exceed the assets of the Plans; and

              (d) the execution, delivery, and performance by Borrower of the Loan Documents and the borrowing of the Loans hereunder and the use of the proceeds thereof will not involve any Prohibited Transaction.

6.       AFFIRMATIVE COVENANTS.   Borrower covenants and agrees:

         6.01 Loan Payments. To pay the Loan (as provided in the Note and this Agreement) when due including but not limited to interest upon the Loan on the first day of each month.

         6.02 Casualty Insurance. To place, or cause to be placed, and maintained at all times, such fire and extended coverage insurance on all real estate forming the basis of the Collateral as may be required by the Investor or if there is no Investor, by the Bank but in no event less than the Mortgage Loan amount, to the extent permitted by law.

         6.03 Other Insurance. To maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing FNMA and FHLMC requirements applicable to a qualified mortgage originating institution, even though Borrower may not be approved by that agency; and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Bank or Collateral Custodian, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and
(c) within thirty (30) days after notice from Bank or Collateral Custodian, will obtain such additional insurance as Bank or Collateral Custodian shall reasonably require, all at the sole expense of the Borrower. Copies of such policies shall be furnished to Bank or Collateral Custodian without charge, upon request of Bank or Collateral Custodian. Borrower shall notify Bank within five
(5) days of receipt of notice that such bond or insurance policy will be or has been materially modified or terminated.

         6.04 Enforcement of Mortgage Notes. To enforce payment and collection, at Borrower's expense, of all Mortgage Notes assigned to Bank as Collateral.

         6.05 Costs of Collection. To pay the reasonable cost of collection (including attorneys' fees) of any of the Collateral, the enforcement of collection of which has been undertaken by Collateral Custodian or Bank.

         6.06 Notation of Mortgage Assignments. To make appropriate notations on its books of all assignments to Bank hereunder, and to give such notice hereof as Bank or Collateral Custodian may from time to time reasonably require.

         6.07 Execution of Additional Documents To execute such additional instruments or assignments of the Collateral as Bank or Collateral Custodian may from time to time reasonably require.

         6.08 Submission of Financial Statements and Reports. To deliver the following to the Bank, in form satisfactory to the Bank:

              6.08.01 Quarterly Financial Statements. Within forty-five (45) days after the close of each quarterly accounting period in each fiscal year:
(a) an income statement of the Borrower for such quarterly period; (b) a balance sheet of the Borrower as of the end of such quarterly period; (c) a year-to-date Mortgage Loan closing report; and (d) a servicing portfolio report; all in detail, subject to year end audit adjustments and prepared by Borrower, and certified true, correct and in compliance with the terms and conditions of the Loan Documents during any such period and on the date thereof, by Borrower's chief financial officer or Manager.

              6.08.02 Year End Financial Statement. Within ninety (90) days after the close of each fiscal year: (a) a statement of members' equity; (b) an income statement of the Borrower for such fiscal year; (c) a cash flow statement for such fiscal period; and (d) a balance sheet of the Borrower as of the end of such fiscal year, all in reasonable detail, including all supporting schedules and comments and the accountant's management letter on internal procedures and controls; the statements and balance sheet to be audited by an independent certified public accountant selected by the Borrower and acceptable to Bank; and accompanied by such accountant's opinion letter satisfactory to Bank.

              6.08.03  Quarterly Compliance Certificate. Within forty-five
(45) days after the close of each quarterly accounting period in each fiscal year, a Compliance Certificate showing Borrower's (a) Tangible Net Worth; (b) Leverage Ratio; and (c) Current Ratio, accompanied by calculations supporting the reported results. The calculations and results shall be certified as true, correct and in compliance with the terms and conditions of the Loan Documents during any such period and on the date thereof, by Borrower's chief financial officer or Manager.

              6.08.04 Monthly Delinquency Reports. Within seven (7) days after and as of the end of each calendar month, a Mortgage Loan delinquency report in form satisfactory to Bank and Collateral Custodian.

         6.9 Maintenance Books and Records. To maintain adequate books, accounts and records in accordance with GAAP with appropriate notations thereon of all assignments to Bank; and to permit Collateral Custodian or Bank or their representatives at any reasonable time to inspect or examine or audit the books, accounts and records of Borrower.

         6.10 Compliance with Administrative Requests. To comply with such reasonable administrative directions as Bank or Collateral Custodian may give in order to provide proper servicing of the Advances hereunder.

         6.11 Submission of Pipe Line Report. To provide when requested by Bank, a copy of the Borrower's pipeline report in form and substance satisfactory to Bank.

         6.12 Notification of Borrower's Default. To advise Bank in writing within three (3) business days after the expiration of any applicable cure period, of any uncured material default known to Borrower in connection with any loan or line of credit to Borrower.

         6.13 Maintenance of Take-Out Commitments. To keep all Take-Out Commitments in full force and effect and subject to no lien, assignment or other interest (other than that to Bank or Collateral Custodian for the benefit of the Bank).
         6.14 Financial Covenants. To maintain at all times:

              (i) a ratio of Liabilities to Tangible Net Worth not to exceed a ratio of 66 to 1;

              (ii)   a Current Ratio of not less than 1.0:1.0;

              (iii) a minimum Tangible Net Worth equal to or in excess of $500,000.00.

         6.15 Tax Returns. To furnish Bank with copies of federal income tax returns previously filed by the Borrower, within ten (10) days of Bank's written request.

         6.16 Payment of Taxes. To pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books; provided, however, that the Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent.

         6.17 Mortgage Banker's Financial Reporting Form. To provide Bank within sixty (60) days of the end of each quarterly accounting period, with a copy of the quarterly Mortgage Banker's Financial Reporting Form (either FNMA Form 1002 or FHLMC Form 1055, as applicable).

         6.18 Additional Reports. To promptly furnish Collateral Custodian and Bank with such reports and information as any of them deems reasonably necessary from time to time.

         6.19 Demand Deposit Account. To maintain DDA Account with Bank and the Restricted Account with Collateral Custodian.

         6.20 FNMA, FHLMC, VA, MSHDA and HUD Audits. To provide to Bank within thirty (30) days of receipt, copies of all FNMA, FHLMC, VA, MSHDA and HUD audit reports.

         6.21 Compliance With Laws. To comply with all present and future Laws applicable to it in the operation of its business, and all material agreements to which it is subject.

         6.22 Notice of Litigation. To give immediate notice to the Bank of: (1) any litigation in which it is a party if an adverse decision therein would require it to pay over more than $100,000 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or any administrative proceeding involving it that might materially and adversely affect its operations, financial conditions, property or business.

         6.23 Payment of Obligations When Due. To pay when due (or within applicable grace periods) all indebtedness due third persons, except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefor being set aside on the books of the Borrower.

         6.24 Operational Reviews. Upon request, permit access to its premises, records and employees (including internal staff accountants) by Collateral Custodian, Bank or their representatives, for the purpose of conducting a review of Borrower's general mortgage business methods, policies, and procedures, auditing loan files, and reviewing financial and operational aspects of Borrower's business.

         6.25 Exchange of Information. So long as any sums due Bank shall remain outstanding, Collateral Custodian, Bank or their successors may exchange credit and/or collateral information relating to Borrower, with any of Borrower's other creditors.

         6.26 Preservation of Legal Status. To preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization as a limited liability company, and qualify and remain qualified as a foreign limited liability company in each jurisdiction in which such qualification is necessary in view of its business operation or ownership of its properties.

         6.27 Subordinate Debt. Subordinate any and all debts to members, managers, employees or Affiliates to Borrower's Indebtedness to Bank.

         6.28 Maintenance of Approvals, Filings and Registrations. At all times maintain in effect, renew and comply with, and cause each of its Subsidiaries, if any, to effect, renew and comply with all the terms and conditions of all consents, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for the execution, delivery and performance of this Agreement, the Security Agreement and the Note and to make this Agreement and such other documents legal, valid, binding and enforceable.

         6.29 Licenses and Qualifications. The Borrower is authorized to originate Mortgage Loans in each state in which a parcel of real property securing a Mortgage Loan is located and holds all necessary licenses. The Borrower is not subject to any disciplinary order or finding by any licensing authority and is not, to its knowledge, the subject of any investigation of alleged wrongdoing by any licensing authority.

              To the extent required in order to sell a Mortgage Loan to its intended Investor, the Borrower is approved and qualified and in good standing as a lender or seller/servicer, as set forth below, and meets all requirements applicable to its status as such:

              (i) with all of its Investors is an approved correspondent eligible to originate and sell Mortgage Loans to each such Investor;

              (ii) FNMA approved seller of Mortgage Loans eligible to sell Mortgage Loans to FNMA;

              (iii) Borrower has made application to the VA to become an unsupervised lender in good standing under the VA loan guarantee program and upon approval shall be eligible to originate and sell VA-guaranteed Mortgage Loans;

              (iv) Borrower has made application to the FHA to become an approved mortgagee and upon approval shall be eligible to originate and sell FHA-insured single family Mortgage Loans; and

              (v) Borrower has made application to MSHDA to become an approved mortgagee and upon approval shall be eligible to originate and sell MSHDA guaranteed Mortgage Loans.

The Borrower is not, to its knowledge, the subject of any investigation or review by any of the foregoing agencies other than periodic reviews which take place in the ordinary course of the mortgage banking business, nor is it the subject of any order by any such agency placing it on probation, suspension or other condition adversely affecting its ability to originate, sell or service Mortgage Loans.

7.       NEGATIVE COVENANTS.

         Without the prior written consent of Bank, Borrower will not:

         7.01 No Compromise of Collateral. Make any compromise, adjustment or settlement in respect of any of the Collateral or accept anything other than cash in payment or liquidation of the Collateral.

         7.02 No Other Liens. Permit any lien or financing statement covering all or any part of the Collateral to be on file or recorded in any public office, or pledge, grant or permit to exist a security interest or lien upon any of its assets of any kind, real or personal, tangible, intangible, now owned or hereafter acquired, except:

              (a) liens created in favor of Bank or Collateral Custodian on behalf of Bank hereunder;

              (b) liens or charges for current taxes, assessments or other governmental charges that are not delinquent or that remain payable without penalty;

              (c)   purchase money liens on specific equipment;

              (d)   liens shown on Exhibit C attached.

         7.03 No Change in Borrower's Name or Organizational Status. Change its name or liquidate, dissolve, consolidate, or merge, reorganize, recapitalize or reclassify its members or membership interests, nor permit any Subsidiary to do so, nor acquire, or permit any Subsidiary to acquire, substantially all the assets of another entity, except as may be allowed under the terms of the Borrower's Operating Agreement or the Joint Venture Agreement between Bank and Rock Financial Corporation dated February 19, 1999.

         7.04 No Sale of Assets or Membership Interests. Sell, transfer, lease or otherwise dispose of or cancel all or (except in the ordinary course of business) any material part of its assets or membership interests.

         7.05 Improper Use of Proceeds. Use the proceeds of the Loan, or permit them to be used, for any purpose other than as permitted by Section 2.08 hereof.

         7.06 No Additional Loans. Incur, create, assume or permit to exist any mortgage warehousing loans or gestation loans except (a) to Bank under the terms of this Agreement, (b) gestation-type or sale-purchase loan facilities for the purpose of temporarily bulking/accumulating Non-Conforming Mortgage Loans previously funded by Bank under the terms of this Agreement, (c) loans secured by liens permitted under
Section 7.02 hereof, and (d) loans from Members which are subordinate to this Loan.

         7.07 No Misleading Information. Furnish to Collateral Custodian or Bank any certificate or document that contains any untrue statement of material fact or omits a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

         7.08 No Guarantees. Become liable directly or indirectly, as guarantor, surety, indorser or otherwise for any obligation of any other entity or person in excess of $20,000.

         7.09 No Change in Ownership or Control. Change in any material respect its ownership or control of its business operations.

         7.10 Regulation U. Use the proceeds of any Advance, directly or indirectly, for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States or any successor thereto, as in effect from time to time.

         7.11 No Pledge of Servicing. Pledge, assign or grant a security interest or lien on all or any part of Borrower's Servicing Portfolio to anyone other than Bank.

         7.12 No Prepayment of Subordinated Debt. Prepay any debt subordinated to Borrower's Indebtedness to Bank under the Loan Documents.

         7.13 Transactions with Affiliates. Directly or indirectly enter into, or permit any of its Subsidiaries directly or indirectly to enter into, any transaction (including the purchase, sale, lease, or exchange of any property, the making or borrowing of any loan or the rendering of any service) with any Affiliate on terms that are less favorable to Borrower or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates.

         7.14 ERISA Compliance. Take any of the following actions:

              (a) Terminate or withdraw from any Plan, so as to result in any material liability to the PBGC;

              (b) Engage in or permit any person to engage in any Prohibited Transaction involving any Plan that would subject Borrower or any of its Subsidiaries to any material tax, penalty, or other liability;

              (c) Incur or suffer to exist any material Accumulated Funding Deficiency involving any Plan;

              (d) Amend any Plan, so as to require the posting of security under Section 401(a)(29) of the Code; or

              (e) Fail to make payments required under Section 412(m) of the Code and Section 302(e) of ERISA that would subject Borrower or any of its Subsidiaries to any material tax, penalty or other liability.

         7.15 Repurchase of Mortgage Loans. Fail to repurchase a Mortgage Loan when requested by the Investor or otherwise required to do so pursuant to any agreement between Borrower and the Investor, except, in the case of a repurchase requested by an Investor, for so long as Borrower shall in good faith contest its obligation to comply with such request under the terms of the agreement with the Investor.

8.       COLLATERAL CUSTODIAN.

         8.01 Appointment of Collateral Custodian. Bank appoints and authorizes the Collateral Custodian to act on behalf of Bank under this Agreement, the Custodial Agreement and the Loan

Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Collateral Custodian by the terms of the Custodial Agreement, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Collateral Custodian shall act solely as agent of the Bank and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower. With respect to Mortgage Notes for Mortgage Loans in Collateral Custodian's possession from time to time, Collateral Custodian shall be deemed to hold them as bailee for the Bank for the purpose of perfection under the Uniform Commercial Code, provided, however, that Collateral Custodian shall have only those duties and responsibilities expressly stated in the Custodial Agreement and shall retain all rights, protections and indemnities provided therein.

         8.02 Deposit Accounts. Borrower hereby authorizes Bank, in Bank's sole discretion, to charge its general deposit account(s), DDA Account and the Restricted Account, maintained with Bank or Collateral Custodian for the amount of any principal, interest, or other amounts or costs due under this Agreement or Custodial Agreement when the same becomes due and payable under the terms of said agreements and to pay said amounts to Bank.

         8.03 Scope of Collateral Custodian's Duties. The Collateral Custodian shall have no duties or responsibilities except those expressly set forth in the Custodial Agreement.

         8.04 Successor Collateral Custodian. If Collateral Custodian at any time shall resign or if the position of Collateral Custodian shall become vacant for any other reason, Bank shall, by written instrument, appoint a successor Collateral Custodian, and which shall thereupon become the

Collateral Custodian. Such successor Collateral Custodian shall succeed to all of the rights and obligations of the resigning Collateral Custodian as if originally named.

         8.05 Authority of Collateral Custodian to Enforce Notes and This Agreement. Bank, subject to the terms and conditions of this Agreement, may authorize Collateral Custodian to act as its attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Note and to file such proofs of debt or other documents as may be necessary to have the claims of the Bank allowed in any proceeding relative to Borrower or its creditors or affecting its properties.

9.       DEFAULT

         9.01 Events of Default. Borrower shall be in default under this Agreement upon the happening of any of the following events or conditions (each an "Event of Default"):

              9.01.01 Default in the payment of the Note or payment or performance of any other obligation, covenant or liability of Borrower contained or referred to herein, or in any other obligation owed by Borrower to Bank or Collateral Custodian under this Agreement, the Loan Documents or the Custodial Agreement, within ten (10) days of the date such payment is due;

              9.01.02 Any warranty, representation or statement furnished to Bank by or on behalf of Borrower in connection with this Agreement proves to have been false in any material respect when made or furnished;

              9.01.03 Loss, theft, substantial damage, destruction, abandonment, sale (except as permitted by this Agreement) or encumbrances to or of the Collateral or any substantial part thereof, or the making of any levy, seizure or attachment thereof, or thereon;

              9.01.04 Dissolution, termination of existence, insolvency, business failure, appointment of a receiver for benefit of creditors by, or the commencement of any case or proceeding under any bankruptcy or insolvency law by or against Borrower unless said proceeding, if commenced against Borrower, is dismissed within thirty (30) days from the date it is filed;

              9.01.05 Occurrence of any material adverse change in the financial or operating condition of Borrower;

              9.01.06 If presently held or later obtained, subsequent loss for cause of FNMA and/or FHLMC certification, or VA, FHA or MSHDA certification;

              9.01.07 Failure of Borrower to observe the terms of or perform any agreement with Bank;

              9.01.08 Borrower's default under the terms and conditions of any loan or credit agreement with any third party for over $20,000; or

              9.01.09 If any one of the following shall occur (a) any Reportable Event or a Prohibited Transaction shall occur with respect to any Plan; (b) a notice of intent to terminate a Plan under Section 4041 of ERISA shall be filed;
(c) a notice shall be received by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan; (d) any other event or condition shall exist that might, in the opinion of the Bank, constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (e) Borrower or any ERISA Affiliate shall withdraw from a Multiemployer Plan under circumstances that Bank determines could have a material adverse effect on the financial condition of Borrower; and in case of the occurrence of any event or condition described in clauses (a) through (e) above, such event or condition together with all other such events or conditions, if any, could subject Borrower to any tax, penalty, or other liabilities in the aggregate business, operations, property, or financial or other condition of Borrower and its Subsidiaries, taken as a whole.

              9.01.10. Upon the occurrence of any Event of Default listed in sections 9.01.03, 9.01.05, 9.01.07 and 9.01.08 hereinabove, Borrower shall have thirty (30) days from the date when Bank sends written notice of such Event of Default, to effect a cure of such Event of Default to the satisfaction of Bank. Except as provided above, Bank is not required to provide written notice of any Event of Default or an opportunity to cure. Borrower shall give Bank written notice to Bank of the occurrence of any Event of Default or the existence of any event which would with the passage of time or giving of notice constitute an Event of Default immediately after discovery of any such event.

         9.02 Remedies Upon Default. Upon the occurrence and during the continuation of an Event of Default, (i) Bank may refuse to make additional Advances, and (ii) Bank may terminate this Agreement, declare all sums now or hereafter owed by Borrower to Bank to be immediately due and payable, charge Borrower's DDA Account and Restricted Account for any or all sums due and owing to Bank, and exercise all rights and remedies upon default, in foreclosure and otherwise, of a secured party under the Uniform Commercial Code and other applicable law, in addition to the rights and remedies provided herein or in any other instrument or paper executed by Borrower to the extent allowed by applicable law, including, at its option and in its sole discretion, until all sums now or hereafter owed to Bank are paid in full, the right or rights to:

              9.02.01 Communicate with and notify the mortgagors under the Mortgage Loans comprising the Collateral of Borrower's assignments hereunder, and note any such assignment on Borrower's records;

              9.02.02 Take over the exclusive right to collect the Collateral at the sole expense of the Borrower, without any obligation to preserve rights against third parties. For any acts done or not done incident to such collection or liquidation, neither Bank nor Collateral Custodian shall be liable in any manner. Bank and Collateral Custodian shall have the right to settle, compromise, or adjust Collateral and the claims or rights of Borrower thereunder and accept return of the real estate involved, and in turn sell and dispose of all said real estate without notice to or approval of Borrower. Bank may employ agents and attorneys to collect or liquidate any Collateral, and Bank shall not be liable for such Collateral or defaults of any such agents and attorneys except in the case of gross negligence or wilful misconduct;

              9.02.03 To effect collection of the Loan, take possession of and open any mail addressed to Borrower whether on Borrower's premises or elsewhere and to remove, collect, and apply all payments therein contained and as attorney in fact for Borrower, sign the Borrower's name to any receipts, checks, notes, agreements, assignments or other instruments or letters, in order to collect, sell or liquidate the Collateral. This power shall be irrevocable;

              9.02.04 Require Borrower to assemble all books and records of account relating to the Collateral and make them available to Bank or Collateral Custodian at its office herein set forth or such other place as may be designated by Bank or Collateral Custodian;

              9.02.05 Enter the office of Borrower and take possession of any of the Collateral including any records that pertain to the Collateral;

              9.02.06 Undertake to service any one or more of the Mortgage Loans comprising the Collateral and upon the happening of such, Borrower shall transfer to Bank or Collateral Custodian all escrow funds, records, and any other documents relating to any such Mortgage Loans then held by it;

              9.02.07 Rescind any acceleration of the maturity of the Loan previously declared (but the tender and acceptance of partial payments of the Loan shall not rescind or affect in any way any such acceleration of maturity);

              9.02.08 Institute legal proceedings to foreclose upon and against the lien and security interest granted by this Agreement and the Security Agreement, to recover judgment for all amounts then due and owing on the Loan, and to collect the same out of any of the Collateral or the proceeds of any sale thereof;

              9.02.09 Institute legal proceedings for the sale, under the judgment of decree of any court of competent jurisdiction, of any or all of the Collateral;

              9.02.10 Personally or by agents, attorneys, or appointment of a receiver enter upon any premises where the Collateral or any part of it may then be located, and take possession of all or any part of it and/or render it unusable; and without being responsible for loss or damage to such Collateral,

              (a) hold, store, and keep idle, or lease, operate, remove or otherwise use or permit the use of the Collateral or any part of it, for that time and upon those terms as Bank, in its sole discretion, deems to be in its own best interest, and demand, collect and retain all resulting earnings and other sums due and to become due from any party, accounting only for net earnings, if any (unless the Collateral is retained in satisfaction of the Loan, in which case no accounting will be necessary), arising from that use (which net earnings may be applied against the amounts outstanding on the Loan) and charging against all receipts from the use of the Collateral or from its sale, by court proceeds or pursuant to subsection (b) below, all other costs, expenses charges, damages and other losses resulting from that use; and/or

              (b) sell, lease, dispose of, or cause to be sold, leased or disposed of, all or any part of the Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Bank may deem fit, without any previous demand or advertisement; and except as provided in this Agreement and the Security Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Bank to sell, lease or otherwise dispose of the Collateral or as to the application by Bank of the proceeds of sale or otherwise, which would otherwise be required by, or available to Borrower under, applicable law are expressly waived by Borrower to the fullest extent permitted.

              At any sale pursuant to or permitted by this Section 9.02, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Bank, Collateral Custodian or a public officer under order of a court to have present physical or constructive possession of the Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Bank, Collateral Custodian or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated with regard to the Loan or the conduct of sale (including, without limit, as to the amounts of the principal of and interest on the Loan, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any of the Collateral, the receipt of the officer making the sale under judicial proceedings or that of Bank or Collateral Custodian shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any of the Collateral under this Agreement or the Security Agreement shall be a perpetual bar against Borrower with respect to that Collateral.

         9.03 Remedies Cumulative. All remedies available to Bank shall be cumulative not alternate in that the exercise of one or more of them shall not preclude exercising one or more of the others, including any remedy provided in section 9.03 of Borrower's Operating Agreement.

         9.04 Allocation of Amounts Received. All amounts received by Bank after an Event of Default shall be allocated as follows:

              (a) First, to the payment of reasonable costs and expenses incurred by the Bank or Collateral Custodian in the performance of its duties and enforcement of its rights under the Loan Documents or Custodial Agreement, including, without limitation, all costs and expenses of collection, attorney's fees, court costs and foreclosure expenses;

              (b) Second, to the outstanding and unpaid interest on the Loan;

              (c) Third, to the balance of the Loan until it is paid in full.

10.      COLLECTIONS.

         Upon default if so requested by Bank or Collateral Custodian, in writing, Borrower shall act as the representative of, and in trust for, Bank and Collateral Custodian in receiving and collecting all monies payable on any Mortgage Loan held as part of the Collateral and after collection thereof shall deposit the same in the Restricted Account, and the same shall be held by Collateral Custodian as part of the Collateral hereunder. Bank, upon deposit in the Restricted Account of any monies payable on any such Mortgage Loan, may, in its sole discretion, apply all or any part thereof to the payment of Borrower's obligations.

11.      EXTENSION AND TERMINATION.

         Borrower may at any time after the first twelve months of the term of the Loan and provided there exists no Event of Default, request in writing an extension of the maturity date of the Loan for an additional eighteen (18) months and/or amendments to the terms and conditions of the Loan. Bank shall respond to Borrower's request in writing within 30 calendar days from the date of receipt of such request and all information necessary to evaluate such request. Bank's failure to respond to Borrower's request as provided herein shall be deemed a rejection of such request.

         Borrower may terminate this Agreement pursuant to Section 4.8 of the Joint Venture Agreement between Bank and Rock Financial Corporation dated February 19, 1999, upon which event all Indebtedness then outstanding shall be immediately due and payable.

         Termination of this Agreement by Borrower or Bank as described above will not alter or affect any of the rights or obligations of the parties hereto in respect of any transactions then pending hereunder, particularly the Indebtedness or obligation of Borrower or the right of Bank to the Collateral, or the right to enforce and use the provisions of this Agreement in respect of the enforcement and collection of the Collateral.

12.      MISCELLANEOUS.

         12.01 Notices. All notices given by any party to any other party under this Agreement shall be in writing (including facsimile transmission) unless otherwise provided for herein, delivered personally or by depositing the same in the United States mail, registered with postage prepaid, addressed to the party at the address or faxed to the fax number set forth below:

         If to Borrower:              Rock Home Loans at Michigan National,
                                      L.L.C.
                                      30600 Telegraph Road, Suite 4000
                                      Bingham Farms, MI  48025
                                      Attention:  William Emerson
                                      Facsimile No. (248) 723-7276

         If to Bank:                  Michigan National Bank
                                      27777 Inkster Road, M/C 10-37
                                      Farmington Hills, MI  48034
                                      Attention:  Lisa Ochoa
                                      Facsimile No. (248) 473-4318

         If to Collateral Custodian:  Comerica Bank
                                      500 Woodward Avenue
                                      Detroit, MI  48226
                                      Attention: Mortgage Warehousing
                                      Facsimile No. (313) 222-9295

Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received or, if mailed, on the third Business Day following the date mailed.

         12.02 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants (affirmative and negative) and agreements herein contained on the part of Borrower shall survive the execution of the Note, and shall be effective as long as any sums remain due and owing Collateral Custodian or Bank.

         12.03 Delay - No Waiver. No delay in exercising, or failure to exercise any right, power or remedy accruing to Collateral Custodian or Bank, as applicable, through any breach or default of Borrower under this Agreement, or any acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, shall impair any such right, power or remedy of Collateral Custodian or Bank, as applicable; nor shall any waiver of any single breach or default be deemed a waiver of any breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Collateral Custodian or Bank, as applicable, of any provision or condition of the Agreement, must be in writing and shall be effective only to the extent of such writing specifically set forth. In the event Bank or Collateral Custodian takes any action to collect sums due under the Note or to enforce, renegotiate, restructure or modify the terms of this Agreement, or institutes, defends or otherwise participates in any action at law or suit in equity in relation to this Agreement, or any Mortgage Loan forming part of the Collateral, Borrower, in addition to all other sums which it may be called upon to pay, will pay Bank and Collateral Custodian's attorneys' fees and costs. Nothing in this Agreement shall be deemed any waiver or prohibition of Collateral Custodian's or Bank's right of lien or set-off, except that Collateral

Custodian and Bank shall not set-off against any legitimate custodial or escrow account in which Borrower accumulates funds owned by individual mortgagors or other third parties.

         12.04

         (a) Entire Agreement-Supplemental Policies and Procedures. This Agreement, together with the other agreements referred to herein, sets forth the entire agreement among the parties hereto, and there are no other agreements, express or implied, written or oral, except as set forth herein. This Agreement may not be amended, altered or changed except in writing by all parties hereto. It is contemplated that from time to time Borrower and Bank will enter into supplemental agreements establishing policies and procedures to carry out the terms of this Agreement. Such agreements shall constitute amendments hereto provided they are signed by all parties.

         (b) Partial Invalidity. The inapplicability or unenforceability of any provision of this Agreement shall not limit or impair the operation or validity of any other provisions of this Agreement.

         (c) Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

         (d) No Assignment by Borrower. This Agreement shall not be assignable by Borrower without the express written approval of Bank.

         (e) Materiality/Reliance by Bank. All covenants, agreements and representations made herein and in documents delivered in support of this Agreement, now or in the future, shall be deemed to have been material and relied on by Collateral Custodian and the Bank and shall not merge with this Agreement.

         (f) No Third Party Beneficiary. The parties hereto understand and agree that there is no intention to confer any benefits upon any person or legal entity not a party to this Agreement.

         (g) Confidentiality. All information and materials provided to Bank by Borrower shall be treated with the same degree of confidentiality as Bank maintains with regard to similar information of its other customers generally. Nothing contained herein shall prevent Bank from releasing to actual or proposed loan participants such information regarding Borrower as Bank may deem pertinent and necessary.

         12.05 Interpretation of Accounting Terms. Each accounting term used in this Agreement which is not specifically defined shall have the meaning customarily given to it in accordance with generally accepted accounting principles.

         12.06 Michigan Law/Consent to Jurisdiction and Service. This Agreement, the Security Agreement, Custodial Agreement, the Note and the Loan Documents shall be governed by the laws of the State of Michigan. Borrower agrees and consents to the exclusive jurisdiction of the Oakland County Circuit Court and/or the United States District Court for the Eastern District of Michigan. Furthermore, BORROWER HEREBY WAIVES ALL RIGHT TO DEMAND A JURY TRIAL IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING and irrevocably agrees to service of process sent by certified mail, return receipt requested, and regular mail to the address set forth herein, or such address as may appear in Bank's or Collateral Custodian's records.

         12.07 Amendments; Waivers. Any term, covenant, agreement or condition of the Loan Documents may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by (a) the Bank and, if the rights and duties of the Collateral Custodian are affected thereby, by the Collateral Custodian; and (b) in the case of an amendment, by the Borrower; provided, however, that no amendment or waiver shall be effective, unless in writing and signed by Bank. Bank agrees to provide written notice to Borrower should Bank sell any interest in the Loan to another party.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


"BORROWER"

ROCK HOME LOANS AT MICHIGAN NATIONAL, L.L.C., a Michigan limited liability company


By:_______________________________
         William Emerson
Its:     Manager



"BANK"

MICHIGAN NATIONAL BANK,
a national banking association


By:_______________________________
         Lisa Ochoa
Its:     Relationship Manager

                            EXHIBIT A (SECTION 5.06)

                         SCHEDULE OF BORROWER'S OFFICES


Rock Financial Corporation
30600 Telegraph Road
Fourth Floor
Bingham Farms, MI  48025

                            EXHIBIT C (SECTION 7.04)




Other Liens


NONE

                                    EXHIBIT D

                               REQUEST FOR ADVANCE
        (Form to be provided by and satisfactory to Collateral Custodian)

                            EXHIBIT E (SECTION 1.02)

                               APPROVED INVESTORS


Countrywide Mortgage
Washtenaw Mortgage
Michigan National Bank
Homeside Lending, Inc.
Rock Financial Corporation

                            EXHIBIT F (SECTION 5.09)

                 SCHEDULE OF JUDGMENTS, ACTIONS AND PROCEEDINGS


NONE

                                    EXHIBIT G

                               TRANSMITTAL LETTER

                     [See Exhibit 9 to Custodial Agreement]

                                    EXHIBIT H

            REQUEST FOR PRE-WAREHOUSE ADVANCE AND SECURITY AGREEMENT
                       (Exhibit 4 to Custodial Agreement)

                                    EXHIBIT I

                                  TRUST RECEIPT
                     (See Exhibit 7 to Custodial Agreement)